UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa, Oklahoma 74136
(Address of principal executive offices)(Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Units Representing Limited Partner Interests	NGL	New York Stock Exchange
9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NGL-PB	New York Stock Exchange
9.625% Class C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NGL-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Hillstone Purchase Agreement

On September 25, 2019, NGL Water Solutions Permian, LLC (the “Buyer”), a wholly owned subsidiary of NGL Energy Partners LP (the “Partnership”), and the Partnership entered into an Equity Purchase Agreement (the “Hillstone Purchase Agreement”) with Water Remainco, LLC (“Seller Representative”), Hillstone Environmental Partners, LLC (“Hillstone”), GGCOF HEP Blocker II, LLC, GGCOF HEP Blocker, LLC, Golden Gate Capital Opportunity Fund-A, L.P., GGCOF AIV L.P. and GGCOF HEP Blocker II Holdings, LLC. Pursuant to the Hillstone Purchase Agreement, the Buyer has agreed to effect the acquisition of Hillstone (the “Hillstone Acquisition”) by purchasing 100% of the outstanding equity interests in Hillstone in exchange for approximately $600 million in cash.

Consummation of the Hillstone Acquisition is subject to satisfaction or waiver of various closing conditions, including, among others (i) the accuracy of the representations and warranties of the parties as of the closing date, (ii) the performance of various covenants and agreements of the parties through the closing date and (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Partnership expects the Hillstone Acquisition to close in 2019, but there can be no assurance that the Hillstone Acquisition will be completed in the anticipated time frame, or at all, or that the anticipated benefits of the Hillstone Acquisition will be realized.

The Hillstone Purchase Agreement contains termination rights for the parties, including, among others, rights to terminate such agreement if (i) the closing has not occurred on or prior to November 30, 2019; and (ii) any of the conditions to closing specified in such agreement are not satisfied by the closing date, in each case, through no fault of the terminating party.

In connection with entering into the Hillstone Purchase Agreement, the Buyer deposited with Seller Representative approximately $49.9 million, which is anticipated to be credited against the purchase price at closing. The Hillstone Purchase Agreement provides that if it is terminated by the Seller Representative or the Buyer under certain specified circumstances, the Sellers (as defined therein) will be entitled to retain the deposit as liquidated damages or to seek specific performance.

Class D Preferred Unit and Warrant Purchase Agreement

On September 25, 2019, the Partnership entered into a Class D Preferred Unit and Warrant Purchase Agreement (the “Class D Purchase Agreement”) with EIG Neptune Equity Aggregator, L.P., FS Energy and Power Fund and Foundation Infrastructure Partners in connection with GCM Pellit Holdings, LLC (together, the “Investors”), pursuant to which the Partnership agreed to issue and sell to the Investors in a private placement (the “Private Placement”) $200 million (in aggregate initial liquidation preference) of the Partnership’s Class D Preferred Units (the “Preferred Units”) and warrants (the “Warrants”) to purchase an aggregate of 8,500,000 common units representing limited partner interests in the Partnership (“Common Units”). The aggregate purchase price for the Preferred Units and Warrants is $200 million. The Warrants are subject to vesting and exercise terms described in Item 3.02 hereof. The Partnership plans to use the net proceeds from the issuance and sale of the Preferred Units and Warrants to fund a portion of the purchase price for the Hillstone Acquisition.

The Partnership anticipates that the Private Placement will close simultaneously with the closing of the Hillstone Acquisition. The closing of the Private Placement is subject to the closing of the Hillstone Acquisition as well as other customary closing conditions. The Class D Purchase Agreement contains certain termination rights for the Partnership and the Investors, including, among others, the right of each party to terminate the Class D Purchase Agreement if the closing of the Hillstone Acquisition has not occurred on or prior to November 30, 2019 (unless such date is extended pursuant to the terms of the Hillstone Purchase Agreement).

Pursuant to the terms of the Class D Purchase Agreement, the Partnership expects to pay a cash closing fee in the aggregate amount of $4.0 million to affiliates of the Investors. The Class D Purchase Agreement contains customary representations and warranties by the Partnership and the Investors, and the Partnership and the Investors have agreed to indemnify each other for losses resulting from a breach of any of their respective representations, warranties or covenants.

Pursuant to the terms of the Class D Purchase Agreement, upon consummation of the Private Placement, the Partnership and the Investors will amend and restate the Registration Rights Agreement dated July 2, 2019 by and among the Partnership and the purchasers party thereto to, among other things, add GCM Pellit Holdings, LLC as a party and to include the Preferred Units and the Common Units issuable upon exercise of the Warrants.

The description of the Class D Purchase Agreement is qualified in its entirety by reference to the full text of the Class D Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. The Partnership estimates that the Private Placement will result in aggregate net proceeds to the Partnership of approximately $195.5 million, after deducting a $4.0 million closing fee payable to affiliates of the Investors and expenses and expense reimbursements relating to the Private Placement.

The Warrants to be issued in the Private Placement will be exercisable for, in the aggregate, 8,500,000 Common Units. Warrants to purchase 5,000,000 Common Units will be issued with an exercise price of $16.28 per unit (subject to customary adjustments), and the remaining Warrants to purchase 3,500,000 Common Units will be issued with an exercise price of $13.56 per unit (subject to customary adjustments).  Once issued, the Warrants may be exercised from and after the first anniversary of the date of issuance, subject to certain terms and conditions set forth in the Warrants.  Notwithstanding the foregoing, once issued and upon the occurrence of a Class D Change of Control (as defined in the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, dated July 2, 2019), all unvested Warrants will immediately vest and be exercisable in full.

Item 8.01	Other Events

On September 26, 2019, the Partnership issued a press release announcing the Hillstone Acquisition (the “Hillstone Press Release”) and a press release announcing the Private Placement (the “Private Placement Press Release”). A copy of the Hillstone Press Release and a copy of the Private Placement Press Release are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press releases attached hereto constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Class D Preferred Unit and Warrant Purchase Agreement, dated September 25, 2019, by and among NGL Energy Partners LP, EIG Neptune Equity Aggregator, L.P., FS Energy and Power Fund and GCM Pellit Holdings, LLC
99.1	Hillstone Press Release dated September 26, 2019
99.2	Private Placement Press Release dated September 26, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: September 30, 2019	By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

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